Exhibit 99.1

Clearday Enters into Investor Relations Agreement

Newsfile Corp.

San Antonio, Texas – (Newsfile Corp. – October 19, 2021)

Clearday, Inc. (OTCQB-CLRD) (“the Company”) is pleased to announce that it has entered into an agreement for electronic media and webcast services, design, development and dissemination services with Emerging Markets Consulting, LLC (EMC). EMC will be providing investor relation services to the Company, effective October 18, 2021. The EMC agreement has an initial term of 30 days, and the Company has paid EMC a non-refundable cash fee of $150,000 (USD). EMC distributes content to numerous investor relations consultants consisting of stockbrokers, investment bankers, fund managers and institutions that actively seek opportunities in the microcap and small-cap equity markets. Neither EMC nor any of its principals currently own any securities, directly or indirectly, of the Company or have any intentions to acquire any securities of the Company. The compensation to EMC does not include any equity compensation.

James Walesa, Chairman of Clearday, said: “Following our recent merger and listing on the OTCQB®, we believe the time is right to further our reach to investors. We expect the engagement of EMC will help us expand our corporate messaging and shareholder outreach.” It is Clearday’s intention to share with all investor groups our vision of care in the coming years.

James Painter, President of EMC, said, “With the tremulous year we have all faced, hope springs eternal. Working with Clearday is an honor and a privilege. The Company’s prospects met our stringent client requirements, and we are happy to have Clearday on our prestigious client roster.”

About Emerging Markets Consulting LLC.

Based in Orlando, Florida, Emerging Markets Consulting, LLC (EMC) brings multiple decades of combined experience in the investor relations industry. EMC is an international investor relations firm with affiliates around the world. EMC is relationship-driven and results-oriented with the goal of seeking attractive emerging companies and concentrating its resources and efforts to serve a limited number of high-quality clients. For more information, visit EMC’s website at http://www.emergingmarketsconsulting.com/.

About Clearday, Inc.

Clearday™ is an innovative non-acute longevity health care services company with a modern, hopeful vision for making high quality care options more accessible, affordable, and empowering for older Americans and those who love and care for them. Clearday has decade-long experience in non-acute longevity care through its subsidiary Memory Care America, which operates highly rated residential memory care communities in four U.S. states. Clearday at Home – its digital service – brings Clearday to the intersection of telehealth, Software-as-a-Service (SaaS), and subscription-based content.

Learn more about Clearday at www.myclearday.com.

Learn more about Clearday at Home at www.cleardayathome.com.

Learn more about Clearday Clubs at clubs.myclearday.com.

Learn more about the Clearday Network at https://business.cleardayathome.com

No Offer or Solicitation

This communication is not intended to be and shall not constitute an offer to sell, the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, as well as assumptions made by, and information currently available to, management and may include, but are not limited to, statements regarding the Company’s opportunities with its innovative products and services, and statements regarding the nature, potential approval and commercial success of Clearday and its product line, the effects of having shares of its capital stock traded on the OTC Market, the Company’s financial resources and cash expenditures. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from those indicated by forward-looking statements as a result of various factors, risks and uncertainties. These factors, risks and uncertainties include, but are not limited to: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses, including with respect to future financial and operating results; the ability to develop its innovate non-acute care businesses and the acceptance of its proposed products and services; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses, including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. The forward-looking statements included in this press release represent the Company’s views as of the date hereof. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Ginny Connolly

infor@myclearday.com

1.210.451.0839